UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2009

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Executive Officer Incentive Plan.

On December 1, 2009, the Compensation Committee of Health Net, Inc. (the "Company") approved the bonus structure for the 2010 fiscal year under the Company’s 2006 Executive Officer Incentive Plan (the "EOIP"). The EOIP permits the payment of cash bonuses based upon pre-established performance criteria for the plan year.

For the Company’s executive officers, the Compensation Committee approved funding the EOIP at 200% of their target bonuses, as set forth in their employment agreements, upon attainment of a pre-tax income ("PTI") threshold. If the PTI threshold is not achieved, the executive officers will not be eligible for any incentive award payouts under the EOIP. Assuming the achievement of the PTI threshold, actual EOIP payouts will be determined by the Compensation Committee upon review of the performance of the Company and each of the executive officers in 2010. The following named executive officers are eligible to participate in the EOIP for 2010:

· Jay M. Gellert, President and Chief Executive Officer,
· James Woys, Executive Vice President & Chief Operating Officer,
· Joseph Capezza, Executive Vice President & Chief Financial Officer, and
· Linda Tiano, Senior Vice President, General Counsel & Secretary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

December 7, 2009	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary